Exhibit 10.20.6


                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                         1990 DEFERRED COMPENSATION PLAN


     This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS

     Whereas, the Corporation established the Albertson's Inc. 1990 Deferred Compensation Plan effective January 1, 1990 (the "Plan");

     Whereas, the Corporation, pursuant to Section 10.1 of the Plan, retained the right to amend the Plan and pursuant to Section 10.1 the Plan may be amended by the Administrative Committee of the Compensation Committee ("Committee") appointed by the Board of Directors of Albertson's, Inc. ("Board"), and the Board has granted the authority to amend the Plan to the Committee so long as such amendments do not materially alter benefits; and

     Whereas, the Committee has determined that it is advisable to amend the Plan in the manner hereinafter set forth.

     Now therefore be it resolved that the Plan is amended, as of May 1, 2001, in the following respects:

                                    AMENDMENT

1. A new Section 1.26, "Total Disability," shall be added (and the sections renumbered accordingly) to read as follows:

     "Total Disability" means the complete inability of the Eligible Employee to perform each and every duty of his or her regular occupation as determined by the Committee in its sole and absolute discretion.

2.   Section  6.3(a)  shall be  amended  to read as  follows:

     In the event any Participant terminates employment with the Employer prior to Retirement, for any reason other than death, the amount credited to such Participant's Account shall be distributed to such Participant in the form(s) provided for under this Article VI commencing as soon as administratively practicable effective as of the first day of the month immediately following the later of (a) date of termination, or (b) the date



1990defcompamd2(clean 12-31-01).doc

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     specified in the Participant's  Deferral Agreement which can in no event be later than the Participant's 65th birthday. A Participant may elect in his or her Deferral Agreement to have distribution of his or her Account commence effective as of the first day of the month following determination that the Participant has suffered a Total Disability, provided that distribution of the Participant's Account has not already commenced.

3.   Section  6.4(a)(i)  shall be  amended  to read as  follows:

     (i) Except as otherwise provided in this Section 6.4, the amount credited to a Participant's Account shall be paid in one or more of the following forms: (A) a single lump sum, (B) a 5-year payout in 60 approximately equal monthly installments or 5 (five) equal annual installments, but not both,
     (C) a 10-year payout in 120 approximately equal monthly  installments or 10
     (ten) equal annual installments, but not both or (D) a 15-year payout in 180 approximately equal monthly installments or 15 (fifteen) equal annual payments, but not both, or a combination of the foregoing, as the Participant shall elect in any Deferral Agreement; provided, however, that in the absence of such election in any Deferral Agreement, the respective amounts credited to the Participant's Account shall be payable in 120 approximately equal monthly installments. If installment payments are elected, the Account shall be amortized with the rate of return provided for in Article V of the Plan unless the Participant selects, and the Committee approves, an alternative assumed rate of return. The Participant shall not be entitled to select a different form of distribution with respect to the amounts credited to the Participant's Account in each Plan Year. Instead, the distribution form(s) selected by the Participant shall apply to the entire balance of the Participant's Account.

     IN WITNESS WHEREOF, Albertson's, Inc. has caused this instrument to be executed by its officer, duly authorized by its Board of Directors, this 31st day of December, 2001.

                                              ALBERTSON'S, INC.

                                              By:  /s/ Paul G. Rowan
                                                   ----------------------
                                                   Paul G. Rowan
                                                   Group Vice President &
                                                   Acting General Counsel











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